Exhibit 99.1

Arrow Electronics Posts Second Quarter Results; Continues Focus On Operating Efficiencies

    MELVILLE, N.Y.--(BUSINESS WIRE)--July 24, 2003--Arrow Electronics, Inc. (NYSE:ARW) today reported second quarter 2003 net income of $6.8 million ($.07 per share) on sales of $2.12 billion, compared with a net loss of $6 million ($.06 per share) on sales of $1.84 billion in last year's second quarter.
    The company's results for the second quarter of 2003 and 2002 include a number of items outlined below that impact their comparability. Excluding those items, net income for the quarter ended June 30, 2003 would have been $16.8 million ($.17 per share) and net income and net income per share from continuing operations in the second quarter of 2002 would have been $3.8 million and $.04 per share.

    -- During the first quarter of 2003, the company implemented actions to become more effectively organized in North America and to improve its operating efficiencies, with annualized savings of $40 million. The restructuring charge associated with these actions totaled $11.7 million, with $6.7 million ($4.7 million net of taxes or $.05 per share) recorded in the first quarter. The remaining $5 million ($3.4 million net of taxes or $.03 per share) was recorded in the second quarter.

    -- On May 28, 2003, the company announced a series of measures that further enhance efficiencies, with estimated annualized savings of $25 million. The restructuring charge associated with these actions is estimated to total $15 million, of which $9.6 million ($6.4 million net of taxes or $.06 per share) was recorded in the second quarter, with the balance to be recorded in the third quarter.

    -- During the second quarter of this year, the company repurchased $15 million of its 8.2% senior notes that mature in the fourth quarter of 2003. The premium paid, along with the write-off of related deferred issuance costs, resulted in a pre-tax charge of $.4 million. Under newly-effective accounting rules, the premium paid to repurchase a company's debt is no longer recorded as an extraordinary charge.

    -- In last year's second quarter, the company sold the Gates/Arrow commodity computer products business and, in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," accounted for the transaction as a discontinued operation. Its results were accounted for in a single line item on the income statement. In connection with the sale of Gates/Arrow, the company recorded a net loss of $6.1 million. The loss consists of costs related to personnel, surplus facilities, professional fees, and the write-down of the asset carrying value.

    -- Also included in last year's second quarter was a $5.4 million ($3.2 million net of taxes or $.03 per share) severance charge associated with the resignation of the company's chief executive officer.

    Worldwide components revenue of $1.57 billion increased 6% sequentially and 17% over last year's second quarter. Excluding foreign exchange and the estimated impact of the February 2003 acquisition of Pioneer-Standard's IED business, components revenue decreased 3.6% from the first quarter. Operating income as a percentage of sales was 3.5%, up 10 basis points sequentially but down 20 basis points from last year's second quarter.
    "Sales in our North American Components group were basically in line with our first quarter, when restated for the IED acquisition, which we integrated at the end of February," said William E. Mitchell, President and Chief Executive Officer of Arrow. "The operating margin for the group improved by over 100 basis points sequentially. We see this as confirmation that we have a cost structure that can be leveraged so that even modest sales growth will drive substantially improved operating performance," he added.
    Worldwide computer products sales totaled $549 million, up 12% from the first quarter and 9% over last year's second quarter. Operating income was 3.4% of sales, a 20 basis point sequential improvement and 80 basis points over last year's second quarter.
    "Our North American Computer Products business had another solid quarter, with both sales and operating margin increasing," Mr. Mitchell said. "Sales in our Enterprise Computing Solutions group were up 22% sequentially, and each line showed increases over last year's second quarter," he added.
    As part of on-going evaluations designed to enhance the company's operating efficiencies, several additional initiatives are being taken that will result in a more effective and productive logistics network. Over the next nine months, two primary distribution centers in England will be closed, and their operations will be centralized in the newer, state-of-the-art, pan-European facility in Venlo, the Netherlands. The primary distribution center in Brookhaven, New York will also be closed, and customers and suppliers will be served out of the newer, more efficient distribution center in Reno, Nevada. The anticipated annualized savings from these closures is approximately $5 million. The costs associated with the closures are estimated to total $5 million and will be recorded over several quarters.
    The company also announced that it will exit its PC component distribution business serving hardware integrators and resellers in Norway, Sweden, Denmark, and Finland. These businesses had quarterly sales of approximately $30 million and were running at an estimated annualized loss of $4 million. The anticipated costs associated with the closure of these businesses is estimated to be $5 million.
    "We must continue to identify opportunities to be more efficient, and we will continue to do so," stated Mr. Mitchell. "This is management's on-going responsibility, whether sales are increasing or decreasing," he added.
    "Though visibility remains very limited, we continue to believe that we are bouncing along the bottom of a very extended industry-wide downturn," said Mr. Mitchell. "While we cannot predict future financial performance with any degree of confidence, the realities are that our components businesses around the world continue to report a high level of 'turns' business and relatively flat demand and both our computer products and European businesses are entering a seasonally weak third quarter. We will continue to manage the business as efficiently as we can, but the fact is that we do not yet see any evidence of a sustained upturn in our industry," he added.

    Six-Month Results

    Arrow's net income for the first six months of 2003 was $5.9 million ($.06 per share) on sales of $4.1 billion, compared with a net loss of $607 million ($6.09 and $5.99 per share on a basic and diluted basis, respectively) on sales of $3.7 billion in the first six months of 2002.
    Net income for the first six months of 2003 includes the aforementioned restructuring charges as well as an integration charge of $6.9 million ($4.8 million net of taxes or $.05 per share) related to the acquisition and integration of Pioneer-Standard's IED business and a charge of $2.9 million ($1.8 million net of taxes or $.02 per share) related to the repurchase of $85 million of the company's 8.2% senior notes. Excluding these items, net income was $27 million ($.27 per share).
    Effective January 1, 2002 the company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." As a result of this new rule the company recorded an impairment charge of $603.7 million ($6.06 and $5.96 per share on a basic and diluted basis, respectively), which has been recorded as a cumulative effect of a change in accounting principle. Excluding the aforementioned loss from discontinued operations ($5.9 million net of taxes or $.06 per share), severance charges, and cumulative effect of the change in accounting principle, net income from continuing operations for the first six months of 2002 was $5.9 million ($.06 per share).
    Arrow Electronics is one of the world's largest distributors of electronic components and computer products and a leading provider of services to the electronics industry. Headquartered in Melville, New York, Arrow serves as a supply channel partner for more than 600 suppliers and over 150,000 original equipment manufacturers, contract manufacturers, and commercial customers through more than 190 sales facilities and 21 distribution centers in 40 countries. Detailed information about Arrow's operations can be found at www.arrow.com.

    Pro Forma Results
    In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Arrow also discloses pro forma or non-GAAP results of operations that exclude certain items. Arrow discloses such pro forma information in order to reflect underlying operating performance and to permit shareholders and other readers to better assess the company's operating results. Such information is provided as a complement to results provided in accordance with GAAP.

    Safe Harbor
    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements that are subject to certain risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers and the other risks described from time to time in the company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.



                        ARROW ELECTRONICS, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                 (In thousands except per share data)

                            Three Months Ended      Six Months Ended
                                 June 30,               June 30,
                        ----------------------- ----------------------
                            2003        2002       2003       2002
                            ----        ----       ----      -----

Sales                    $2,123,139 $ 1,843,317 $4,103,244 $3,687,856
                        ----------- ----------- ---------- -----------
Costs and expenses:
  Cost of products sold   1,768,036   1,523,729  3,413,084  3,053,736
  Selling, general and
    administrative
    expenses                281,651     257,158    551,427    509,348
  Depreciation and
   amortization              18,045      16,639     34,957     34,310
  Restructuring charges      14,552           -     21,242          -
  Integration charge              -           -      6,904          -
  Severance charge                -       5,375          -      5,375
                        ----------- ----------- ---------- -----------
                          2,082,284   1,802,901  4,027,614  3,602,769
                        ----------- ----------- ---------- -----------
Operating income             40,855      40,416     75,630     85,087

Equity in earnings of
  affiliated companies        1,070         813      1,385        966

Loss on prepayment of debt      390           -      2,942          -

Interest expense             31,869      40,830     65,165     82,072
                        ----------- ----------- ---------- -----------
Income before income
 taxes and minority interest  9,666         399      8,908      3,981

Provision for income taxes    2,653          33      2,698      1,404
                        ----------- ----------- ---------- -----------
Income before minority
 interest                     7,013         366      6,210      2,577

Minority interest               186        (210)       288        (84)
                        ----------- ----------- ---------- -----------
Income from continuing
 operations                   6,827         576      5,922      2,661

Loss from discontinued
 operations, net of taxes
 (including loss from
 disposal of $6,120, net
 of tax benefit of $4,114)(A)     -      (6,610)         -     (5,911)
                        ----------- ----------- ---------- -----------
Income (loss) before
 cumulative effect of
 change in accounting
 principle                    6,827      (6,034)     5,922     (3,250)

Cumulative effect of
 change in accounting
 principle (B)                    -           -          -   (603,709)
                        ----------- ----------- ---------- -----------
Net income (loss)         $   6,827  $   (6,034)  $  5,922 $ (606,959)
                        =========== ============ ========= ===========





                        ARROW ELECTRONICS, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                 (In thousands except per share data)


                             Three Months Ended   Six Months Ended
                                  June 30,           June 30,
                        ----------------------- ----------------------
                              2003       2002      2003        2002
                              ----       ----      ----        ----
Net income (loss) per basic
 share:
  Income from continuing
   operations                $  .07     $   .01    $   .06    $   .03
  Loss from discontinued
   operations (A)                 -        (.07)         -       (.06)
  Cumulative effect of change
   in accounting principle (B)    -           -          -      (6.06)
                              ------   ---------  --------- ----------
  Net income (loss) per basic
   share                     $  .07    $   (.06)   $   .06   $  (6.09)
                             =======  ==========  ========= ==========

Net income (loss) per
 diluted share:
  Income from continuing
   operations                $  .07    $    .01    $   .06   $    .03
  Loss from discontinued
   operations (A)                 -        (.07)         -       (.06)
  Cumulative effect of change
   in accounting principle (B)    -           -          -      (5.96)
                              ------   ---------  --------- ----------
  Net income (loss) per
   diluted share             $  .07    $   (.06)   $   .06   $  (5.99)
                             =======  ==========  ========= ==========
  Average number of shares
   outstanding:
    Basic                   100,127      99,813    100,036     99,667
    Diluted                 100,980     101,019    100,744    101,283


                        See accompanying notes.

   This interim report is subject to independent audit at year-end.






                        ARROW ELECTRONICS, INC.
                                 NOTES

(A) In May 2002, the company sold substantially all of the assets of Gates/Arrow Distributing, a business unit within the company's North American Computer Products group that sold commodity computer products such as printers, monitors, other peripherals, and software to value-added resellers in North America. This business is accounted for as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Accordingly, its results have been included in the consolidated statement of operations as a single line item and all prior period information has been restated to reflect this presentation.

(B) The company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002. As a result of the evaluation process, the company recorded an impairment charge of $603.7 million ($6.06 and $5.96 per share on a basic and diluted basis, respectively) for the six months ended June 30, 2002. In accordance with the transitional rules, the company has recorded the impairment charge as a cumulative effect of change in accounting principle effective with the first quarter of 2002.





                        ARROW ELECTRONICS, INC.
                      CONSOLIDATED BALANCE SHEET
                            (In thousands)



                                                June 30,  December 31,
                                                  2003       2002
                                               ---------  ------------
       Assets

       Current assets:
         Cash and short-term investments       $  725,582  $  694,092
         Accounts receivable, net               1,593,751   1,378,562
         Inventories                            1,386,687   1,201,271
         Other                                     53,956      59,810
                                              ----------- ------------
       Total current assets                     3,759,976   3,333,735

       Property, plant and equipment, net         290,523     299,518
       Investments in affiliated companies         35,420      32,527
       Cost in excess of net assets of companies
         acquired, net of amortization            865,581     748,368
       Other assets                               276,980     253,457
                                              ----------- ------------
                                               $5,228,480  $4,667,605
                                              =========== ============
       Liabilities and Shareholders' Equity

       Current liabilities:
         Accounts payable                      $1,009,345  $  917,271
         Accrued expenses                         328,099     258,774
         Short-term borrowings, including
          current portion of long-term debt       202,819     286,348
                                              ----------- ------------
       Total current liabilities                1,540,263   1,462,393

       Long-term debt                           2,174,621   1,807,113
       Other                                      166,579     162,850
       Shareholders' equity                     1,347,017   1,235,249
                                              ----------- ------------
                                               $5,228,480  $4,667,605
                                              =========== ============

   This interim report is subject to independent audit at year-end.






                        ARROW ELECTRONICS, INC.
                          SEGMENT INFORMATION
                            (In thousands)

                             Three Months Ended    Six Months Ended
                                 June 30,              June 30,
                          --------------------- ----------------------
                           2003(A)    2002(B)    2003(C)     2002(B)
                          --------   --------    -------     -------
Sales:
 Components             $ 1,574,148  $1,340,379 $3,064,439 $2,689,646
 Computer products          548,991     502,938  1,038,805    998,210
                        -----------  ---------- ---------- -----------
  Consolidated          $ 2,123,139  $1,843,317 $4,103,244 $3,687,856
                        ===========  ========== ========== ===========
Operating income:
 Components                $ 55,214     $49,534  $ 104,749    $99,385
 Computer products           18,675      12,898     34,291     24,654
 Corporate                  (33,034)    (22,016)   (63,410)   (38,952)
                        -----------  ---------- ---------- -----------
  Consolidated             $ 40,855     $40,416   $ 75,630    $85,087
                        ===========  ==========  ========= ===========

(A) Includes a restructuring charge of $14.6 million for the three months ended June 30, 2003.

(B) Includes a severance charge of $5.4 million for the three and six months ended June 30, 2002.

(C) Includes restructuring charges of $21.2 million and an integration charge of $6.9 million related to the acquisition and integration of the Industrial Electronics Distribution business of Pioneer-Standard Electronics, Inc. for the six months ended June 30, 2003.

   This interim report is subject to independent audit at year-end.






                        ARROW ELECTRONICS, INC.
                        EARNINGS RECONCILIATION
                 (In thousands except per share data)

                             Three Months Ended    Six Months Ended
                                  June 30,             June 30,
                          ---------------------  ---------------------
                              2003       2002       2003        2002

Net income (loss),
 as reported                 $6,827     $(6,034)    $5,922  $(606,959)
 Restructuring charges, net
  of taxes                    9,734           -     14,407          -
 Integration charge,
  net of taxes                    -           -      4,822          -
 Severance charge,
  net of taxes                    -       3,214          -      3,214
 Loss on prepayment of debt,
  net of taxes                  233           -      1,759          -
 Loss from discontinued
  operations, net of taxes        -       6,610          -      5,911
 Cumulative effect of change
  in accounting principle         -           -          -    603,709
                           --------   ---------  ---------  ----------
Net income, as adjusted     $16,794      $3,790   $ 26,910    $ 5,875
                           ========   =========  =========  ==========

Net income (loss) per diluted
   share, as reported         $ .07       $(.06)     $ .06     $(5.99)
  Restructuring charges,
   net of taxes                 .10           -        .14          -
  Integration charge, net
   of taxes                       -           -        .05          -
  Severance charge, net of
   taxes                          -         .03          -        .03
  Loss on prepayment of
   debt, net of taxes             -           -        .02          -
  Loss from discontinued
   operations, net of taxes       -         .07          -        .06
  Cumulative effect of change
   in accounting principle        -           -          -       5.96
                           --------   ---------  ---------  ----------
Net income per diluted share,
  as adjusted                 $ .17        $.04      $ .27       $.06
                           ========   =========  =========  ==========

    CONTACT: Arrow Electronics
             Robert E. Klatell
             Executive Vice President
             631-847-1830
             or
             Eileen M. O'Connor
             Vice President, Investor Relations
             631-847-5740